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                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLC ACCOUNTANTS



To:      STELMAR SHIPPING LTD.



         As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 1, 2001, included in the Stelmar Shipping Ltd. Annual Report on Form 20-F for the year ended December 31, 2001 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN



Athens, Greece
April 16, 2002